EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of IntercontinentalExchange, Inc. of our report dated February 28, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in NYSE Euronext’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 25, 2013